Exhibit 35.2

SERVICER COMPLIANCE CERTIFICATE OF

GREAT LAKES EDUCATIONAL LOAN SERVICES, INC.

HIGHER EDUCATION FUNDING I

The undersigned officer of Great Lakes Educational Loan Services, Inc. (the “Servicer”) hereby certifies as of December 31, 2005 as follows:

1.	I have reviewed, for the period beginning January 1, 2005 and ending December 31, 2005: (a) the activities of the Servicer as they relate to the Student Loan Servicing Agreement, dated as of January 1, 2004 (the “Servicing Agreement”), between Higher Education Funding I (the “Issuer”) and the Servicer, the Student Loan Origination and Servicing Agreement, dated as of January 1, 2004 (the “Origination and Servicing Agreement”), between Consolidation Loan Funding II, LLC (the “Depositor”) and the Servicer and the Custodian Agreement, dated as of January 1, 2004 (the “Custodian Agreement,” and together with the Servicing Agreement and the Origination and Servicing Agreement, the “Agreements”), among the Issuer, The Bank of New York, as indenture trustee, The Bank of New York, as eligible lender trustee, and the Servicer, as custodian, and (b) the Servicer’s performance under the Agreements. The performance by the Servicer of its obligations under the Agreements has been made by persons under my direct supervision.

2.	To the best of my knowledge, based on my review of the Servicer’s performance under the Agreements, the Servicer has fulfilled all of its obligations under the Agreements for the period beginning January 1, 2005 and ending December 31, 2005.

3.	The Servicer has disclosed to the Issuer and the Depositor all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards based upon a report provided by an independent public accountant after conducting a review in compliance with the procedures contemplated by that certain Certificate of Great Lakes Educational Loan Services, Inc. dated March 10, 2005.

GREAT LAKES EDUCATIONAL LOAN SERVICES, INC.

By:	/s/ Michael J. Noack
Name:	Michael J. Noack
Title:	Chief Servicing Officer